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                                                                Exhibit 10 (iii)

Sutherland, Asbill & Brennan LLP


                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


     We consent to the reference to our firm under the heading "Legal Matters" in the Statements of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through New England Variable Annuity Separate Account of New England Life Insurance Company (File No. 33-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                SUTHERLAND, ASBILL & BRENNAN LLP


                                                By: /s/ Kimberly J. Smith
Washington, D.C.                                    ----------------------------
June 29, 1998                                       Kimberly J. Smith